Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
May 24, 2016	Jacqueline Burwitz Vice President, Investor Relations 314-985-2169 JacquelineE.Burwitz@energizer.com

Energizer Holdings, Inc. to Acquire HandStands Holding Corporation for $340 Million

•	Adds Leading Brands in Growing Automotive Fragrance and Appearance Categories, including Refresh Your Car!, California Scents, Driven, Bahama & Co., LEXOL and Eagle One

•	Accretive to EBITDA Margins, Adjusted Earnings per Share and Free Cash Flow in the First Full Fiscal Year, Excluding One-Time Transaction and Integration Costs

•	Provides Domestic and International Growth Potential by Leveraging Energizer’s Global Battery Distribution Platform, Infrastructure and Supply Chain Network

•	To be Ultimately Funded with Approximately $250 Million of Cash on Hand and Committed Debt Facilities

ST. LOUIS, May 24, 2016 -- Energizer Holdings, Inc. (“Energizer”) (NYSE: ENR) today announced that it has agreed to acquire HandStands Holding Corporation ("HandStands") from Trivest Partners for an aggregate cash purchase price of $340 million, subject to certain adjustments.
HandStands is a leading designer and marketer of automotive fragrance and appearance products. Inclusive of recent acquisitions, calendar year 2015 pro forma net sales were approximately $128 million, with approximately 80% in the U.S., and adjusted pro forma EBITDA was approximately $34 million. HandStands offers innovative products driven by deep consumer insights through well recognized brands such as Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL® and Eagle One®. This combination of innovative product offerings and strong category leadership has allowed HandStands to achieve consistent top-line growth in recent years and establish itself as one of the market leaders and a partner of choice for retailers in the U.S. automotive fragrance category.
"HandStands represents a compelling strategic, operational and cultural fit for Energizer,” said Alan R. Hoskins, Chief Executive Officer of Energizer.  "The HandStands business is complementary to our existing business with opportunities for growth.  These two businesses have similar customers, distribution channels, category management characteristics and commitment to innovation.  The acquisition allows us to leverage our global battery platform and integrated supply chain network, while providing top-line and free cash flow growth, which will further enhance our ability to drive long-term shareholder value."
Chris Anderson, Chief Executive Officer of HandStands, added: "This transaction represents an exciting milestone in HandStands’ evolution. The ability to leverage Energizer’s strong consumer insights, industry-leading innovation and global reach positions HandStands’ brands for continued growth."

Energizer intends to ultimately fund the acquisition through a combination of approximately $250 million of existing cash and committed debt facilities.  This transaction is expected to be leverage neutral to Energizer's projected levels of Debt to EBITDA by the first quarter of Fiscal 2017. Excluding one-time transaction and integration costs, earnings accretion from the transaction in the first full fiscal year following the close is estimated to be $0.15 to $0.20 per share and free cash flow is expected to increase by at least $20 million. In addition to revenue growth potential, Energizer anticipates cost synergies of approximately $5 million to be achieved by leveraging Energizer’s global battery platform, infrastructure and supply chain network. These savings are projected to be achieved over a period of two years following the close of the acquisition.

The transaction is subject to customary closing conditions, including regulatory approvals. The acquisition is expected to close in the fourth fiscal quarter of 2016. Citi acted as exclusive financial advisor and Bryan Cave LLP acted as legal counsel to Energizer on the transaction. Sawaya Segalas & Co., LLC acted as exclusive financial advisor, and Greenberg Traurig, LLP acted as legal counsel to HandStands on this transaction.
Webcast Information:
In conjunction with this announcement, Energizer will hold an investor conference call beginning at 9:00 a.m. eastern time today to discuss the transaction. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:
https://www.webcaster4.com/Webcast/Page/1192/15412

For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.

About Energizer Holdings, Inc.:

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world's largest manufacturers of primary batteries and portable lighting products and is anchored by its two globally recognized brands Energizer® and EVEREADY®. As a global leader in power solutions, our mission is to lead the charge to connect our brands, our people and the products we offer to the world better than anyone else. Visit www.energizerholdings.com for more details.

About Trivest Partners:

Trivest Partners is a private investment firm that focuses on partnering with founder/family owned businesses in the United States and Canada.  Since its founding in 1981, Trivest has completed more than 225 transactions, totaling in excess of $5.5 billion in value.  For additional information, please visit www.trivest.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the timing of the completion of the transaction, anticipated financing, the expected benefits of the proposed transaction, and future net sales, earnings and free cash flow. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Any such forward looking statements are made based on information currently known and are subject to various risks and uncertainties, including, without limitation, the risk that a condition to closing the transaction may not be satisfied, the ability to integrate the acquired business successfully and to achieve anticipated cost savings and other synergies, the possibility that other anticipated benefits of the proposed transaction will not be realized, and other risk factors set forth in Energizer’s filings with the Securities and Exchange Commission. Energizer does not assume any obligation to update or revise any forward-looking statements to reflect new events or circumstances.

Non-GAAP Financial Measures
Energizer reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). This press release includes selected financial information that has not been prepared in accordance with GAAP. Specifically, Energizer used non-GAAP accretion to earnings per share and free cash flow, which excludes transaction and integration related expenses, primarily because Energizer does not believe they are reflective of the company’s core operating results. Energizer believes that these non-GAAP financial measures, when considered in conjunction with the company’s financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of Energizer and to provide greater transparency as supplemental information to our GAAP results. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, Energizer’s presentation of these non-GAAP financial measures may not be comparable to the presentation of such metrics by other companies. Finally, Energizer is unable to provide a reconciliation of forward-looking non-GAAP measures because Energizer cannot reliably forecast transaction and integration expenses related to the acquisition, which are difficult to predict and estimate. Please note that the unavailable reconciling items could significantly impact Energizer’s future financial results.

###